Nutrastar International Inc. Announces Second Quarter 2015 Results

Harbin, China, August 13, 2015 -- Nutrastar International Inc. (OTC: NUIN; "Nutrastar" or the "Company"), a leading producer and supplier of premium branded consumer products, including commercially cultivated Cordyceps Militaris (“Cordyceps”), functional health beverages and organic and specialty foods, today announced its results for the three months and six months ended June 30, 2015.

Financial Highlights for the Three Months Ended June 30, 2015

•	Net revenue was $13.24 million, representing an increase of $0.24 million or 1.8% from $13.00 million in the comparable 2014 three month period.
•	Gross profit was $10.32 million, representing a gross margin of 77.9%.
•	Net income was $7.08 million, representing a net margin of 53.4%.
•	Basic and diluted EPS were $0.41 and $0.40, respectively, with 16.99 million basic shares and 17.74 million diluted shares outstanding.

Financial Highlights for the Six Months Ended June 30, 2015

•	Net revenue was $20.29 million, representing an increase of $0.41 million or 2.0% from $19.87 million in the comparable 2014 six month period.
•	Gross profit was $15.78 million, representing a gross margin of 77.8%.
•	Net income was $10.61 million, representing a net margin of 52.3%.
•	Basic and diluted EPS were $0.62 and $0.60, respectively, with 16.98 million basic shares and 17.74 million diluted shares outstanding.

Management Commentary

Ms. Lianyun Han, CEO of Nutrastar, commented, “For the first half of 2015, we performed in line with our expectations. Sales of our core premium consumer product Cordyceps came in at $17.29 million, up 3.1% year-over-year, functional health beverages contributed $1.83 million and organic and specialty foods segment, our third consumer product category, contributing $1.17 million to revenues. Gross margin expanded in the first half of the year by 0.9% to 77.8% as a result of economics of scale and an attractive product mix. Overall, we’re delighted with the outcome of the second quarter and first six months of the year – both periods marked by continued strong margins and an overall increase in revenue thanks to continued Cordyceps demand.”

Ms. Han continued, “As for the remainder of the year, we are confident in the continuation of our growth and expect to meet our full year 2015 revenue guidance. Demand for our premium consumer products remains steadfast and robust. We remain committed to growing our brand awareness, bringing more products into the hands of health-conscious consumers and expanding our market internationally.”

“As far as composition of our Board of Directors, after the resignation of Mr. Zhang Chunming due to personal health reasons, the Board currently comprised of six members, four of whom are independent directors. I would like to thank Mr. Zhang for his service over the past few years and wish him well in his future endeavors. The Company has started the recruitment process of a new director to fulfill the vacancy. We expect bringing on someone who can assist the Company in areas of product development and market expansion,” added Ms. Han.

Outlook for the Year Ending December 31, 2015

Based on management’s current expectations, full year 2015 revenue remains in the range of $43 million to $45 million.

For more information regarding Nutrastar’s financial performance during the three and six months ended June 30, 2015, please refer to the Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on or about August 13, 2015.

About Nutrastar International Inc.

Nutrastar is a China based leading producer and supplier of premium branded consumer products including commercially cultivated Cordyceps Militaris, functional health beverages as well as specialty and organic foods. Cordyceps Militaris is one of the most highly regarded herbal nutrients in Traditional Chinese Medicine. The Company is headquartered in Harbin, capital of Heilongjiang Province, with 336 employees, including 21 in R&D, and 149 in sales and marketing. The products of Nutrastar are sold throughout China via a sales and distribution network that covers more than 10 provinces. More information may be found at http://www.nutrastarintl.com/ or e-mail: ir@nutrastarintl.com

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Safe Harbor Statement

This news release contains “forward-looking statements” relating to the business of Nutrastar International Inc., its subsidiaries and other affiliate companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, the Company does not assume a duty to update any forward-looking statements to reflect events or circumstances after the date hereof.

For more information, please contact:

Investor Relations
Tel: 408-368-0254
Email: ir@nutrastarintl.com

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
NET REVENUE	$13,243,223	$13,004,562	$20,285,550	$19,871,243
Cost of goods sold	(2,921,381)	(2,953,060)	(4,505,641)	(4,581,314)
GROSS PROFIT	10,321,842	10,051,502	15,779,909	15,289,929
Selling expenses	(427,661)	(478,832)	(725,286)	(725,895)
General and administrative expenses	(594,449)	(533,618)	(1,085,732)	(1,206,633)
Income from operations	9,299,732	9,039,052	13,968,891	13,357,401
Other income (expenses):
Interest income	114,822	97,226	226,229	189,084
Foreign exchange differences	6,240	(1,639)	(1,831)	(19,728)
Total other income	121,062	95,587	224,398	169,356
Income before income taxes	9,420,794	9,134,639	14,193,289	13,526,757
Provision for income taxes	(2,342,967)	(2,338,917)	(3,584,285)	(3,497,461)
NET INCOME	7,077,827	6,795,722	10,609,004	10,029,296
OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustments	674,919	(17,913)	149,745	(1,070,742)
COMPREHENSIVE INCOME	$7,752,746	$6,777,809	$10,758,749	$8,958,554
Earnings per share:
Basic	$0.41	$0.40	$0.62	$0.59
Diluted	$0.40	$0.38	$0.60	$0.57
Weighted average number of shares outstanding:
Basic	16,996,396	16,858,667	16,977,221	16,758,599
Diluted	17,739,156	17,694,270	17,738,285	17,657,471

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLARS)

	June 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$137,730,508	$126,542,564
Accounts receivable	95,620	93,066
Inventories	922,555	635,409
Prepayments and other receivables	1,706,928	1,489,800
Total current assets	140,455,611	128,760,839
OTHER ASSETS
Intangible assets, net	368,430	613,315
Property, plant and equipment, net	13,944,027	14,424,942

Total assets	$154,768,068	$143,799,096

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Other payables and accruals	$954,724	$990,290
Taxes payable	2,899,998	2,748,583
Due to a related party	524,212	511,054
Preferred stock dividend payable	742,778	690,662
Total current liabilities	5,121,712	4,940,589
Total liabilities	5,121,712	4,940,589
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value, 1,000,000 shares authorized, 74,276 shares and 77,776 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively; aggregate liquidation preference amount: $2,079,728 and $ 2,177,728, plus accrued but unpaid dividend of $742,778 and $690,662, at June 30, 2015 and December 31, 2014, respectively	1,693,950	1,773,772
Common stock, $0.001 par value, 190,000,000 shares authorized, 17,039,951 shares issued and 16,996,396 shares outstanding at June 30, 2015; 16,953,541 shares issued and 16,909,986 shares outstanding at December 31, 2014	17,040	16,954

Additional paid-in capital	21,315,259	21,122,372
Statutory reserves	4,989,033	4,989,033
Treasury stock, at cost, 43,555 shares as of June 30, 2015 and December 31,2014	(78,767)	(78,767)
Retained earnings	113,308,261	102,783,308
Accumulated other comprehensive income	8,401,580	8,251,835
Total stockholders' equity	149,646,356	138,858,507

Total liabilities and stockholders' equity	$154,768,068	$143,799,096

NUTRASTAR INTERNATIONAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(AMOUNTS EXPRESSED IN US DOLLARS)

	For the Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$10,609,004	$10,029,296
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	737,238	743,052
Share-based compensation expense	81,216	66,463
IR unregistered stock compensation expense	-	53,371
(Increase) decrease in assets:
Accounts receivable	(2,466)	(37,370)
Inventories	(285,869)	(136,651)
Prepayments and other receivables	(215,274)	(68,381)
Increase (decrease) in liabilities:
Other payables and accruals	(36,264)	(127,833)
Advance from related party	-	179,980
Taxes payable	148,615	(46,908)
Net cash provided by operating activities	11,036,200	10,655,019

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from related party	10,951	29,704
Net cash provided by financing activities	10,951	29,704

Foreign currency translation adjustment	140,793	(960,635)

INCREASE IN CASH AND CASH EQUIVALENTS	11,187,944	9,724,088
CASH AND CASH EQUIVALENTS, at the beginning of the period	126,542,564	102,599,186

CASH AND CASH EQUIVALENTS, at the end of the period	$137,730,508	$112,323,274

NON-CASH TRANSACTIONS
Preferred stock and dividend converted into common stock	$111,757	$958,897
Preferred stock dividend payable	84,051	88,249
Share-based payment to officers and directors under equity incentive plan	81,216	66,463
Share-based payment – IR unregistered stock compensation expense	-	53,371
SUPPLEMENTAL DISCLOSURE INFORMATION
Income taxes paid	$3,494,213	$3,502,450